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                                                                    EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
================================================================================


The Board of Directors
SpaceLabs Medical, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-47480, 33-50296, 33-71444, 33-95342 and 333-15815) on Form S-8 of SpaceLabs
Medical, Inc., of our report dated January 30, 1997, relating to the consolidated balance sheets of SpaceLabs Medical, Inc. and subsidiaries as of December 27, 1996 and December 29, 1995, and the related consolidated statements of income, shareholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended December 27, 1996, which report appears in the December 27, 1996 annual report on Form 10-K of SpaceLabs Medical, Inc.



KPMG Peat Marwick LLP


Seattle, Washington
March 14, 1997